CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 22, 2003, relating to the financial statements and financial highlights, which appears in the June 30, 2003 Annual Report to Shareholders of J&B Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 7, 2003


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